RETIREMENT AGREEMENT

    THIS RETIREMENT AGREEMENT (“Agreement”), effective September 20, 2023, is made by and between William W. Harvey, Jr. (“Executive”), Northwest Bancshares, Inc., a Maryland corporation (the “Company”), and Northwest Bank, a Pennsylvania state-charted stock savings bank (the “Bank”) (the Company and the Bank shall collectively be referred to as the “Employer”).

WHEREAS, Executive is currently employed as the Chief Operating Officer, Chief Financial Officer, Senior Executive Vice President and a Director of the Employer;

WHEREAS, Executive and the Employer are parties to an Employment Agreement effective August 22, 2022 (“Employment Agreement”);

WHEREAS, Executive wishes to retire on December 31, 2024 (“Retirement”), and to provide consulting services to the Bank from January 1, 2025 until December 31, 2025 pursuant to a consulting agreement (“Consulting Agreement”); and

WHEREAS, the parties wish to set forth their agreement with respect to Executive’s Retirement.

NOW THEREFORE, for good and sufficient consideration as set forth below, and intending to be legally bound, the parties agree as follows:

1.Transition in Employment. Commencing no later than June 30, 2024, Executive will transition the duties of Chief Financial Officer to his successor. Executive shall retain the titles and duties of Chief Operating Officer, Senior Executive Vice President and a Director of the Employer until December 31, 2024 (“Retirement Date”), unless Executive’s employment is terminated earlier pursuant to the terms of his Employment Agreement. Executive hereby gives his notice of resignation from the boards of the Company and the Bank effective December 31, 2024.
2.Employment Agreement. Except as provided in Section 1 above, Executive’s Employment Agreement shall remain in full force and effect until Executive’s Retirement Date, at which time it shall terminate automatically. The parties agree that Executive’s Retirement and the provisions of this Agreement shall not be construed as an Event of Termination as defined in Section 4 of the Employment Agreement and Executive shall not be entitled to any payment under the Employment Agreement as a result of his Retirement. Executive acknowledges that Sections 8(b) and 9 of the Employment Agreement survive termination of the Employment Agreement, and Executive agrees to comply with such Sections. For purposes of clarification, should Executive experience a termination of employment prior to his Retirement Date, the provisions of the Employment Agreement shall control, and this Agreement and the Consulting Agreement shall become null and void ab initio.
3.Consulting Agreement. Executive shall provide consulting services to the Bank under the Consulting Agreement between the Bank and Executive entered into contemporaneously with this Agreement and incorporated herein by reference.
4.Employee Benefits.
a.Executive shall continue to enjoy such employee benefits as are provided under the Employment Agreement, until the termination of such Agreement.
b.Executive shall not be awarded any equity grants for service performed after December 31, 2023.

c.Executive shall continue to participate in the Annual Performance Award Plan (otherwise referred to as the Short-Term Cash Incentive Plan (“STI”) or Management Bonus Plan) for calendar 2024 and shall be entitled to receive a cash bonus payment of not less than $346,500.00. Employer shall pay the cash bonus payment on or before March 15, 2025.
d.Pursuant to Section 5.2 of the Northwest Bancshares, Inc. 2011 Equity Incentive Plan, Northwest Bancshares, Inc. 2018 Equity Incentive Plan, and Northwest Bancshares, Inc. 2022 Equity Incentive Plan (collectively “Equity Incentive Plans”), all of Executive’s Award Agreements under the Equity Incentive Plans are hereby amended effective December 31, 2024, to provide that all unvested equity grants shall not be forfeited upon Executive’s Retirement but shall vest at the end of the performance period upon the terms and conditions of such Award (as defined in the Equity Incentive Plans).
5.Entire Agreement. This Agreement and the Consulting Agreement contains the entire agreement between the Parties and supersedes any and all prior agreements or understandings between the Parties arising out of or relating to Executive’s Retirement and provision of consulting services. This Agreement may not be modified, altered or changed except upon express written consent of the Parties.

6.Applicable Law and Jurisdiction. This Agreement shall be construed and governed by the laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of laws.

7.Severability. It is agreed that the covenants of this Agreement are severable, and that if any single clause or clauses shall be found unenforceable, the entire Agreement shall not fail but shall be construed and enforced without any severed clauses in accordance with the tenor of this Agreement, except where the general release term is deemed unenforceable.

8.Counterparts and Original Signatures. This Agreement may be executed in counterparts, with a copy having the same effect as an original signature.

{SIGNATURE PAGE TO FOLLOW}

The Parties have executed this Retirement Agreement, intending to be legally bound, as of the date set forth above.

ATTEST:                    NORTHWEST BANCSHARES, INC.

/s/Kyle P. Kane     By: /s/Louis J. Torchio

                        NORTHWEST BANK

/s/Kyle P. Kane     By: /s/Louis J. Torchio

WITNESS:     EXECUTIVE

/s/Kyle P. Kane      /s/William W. Harvey, Jr.

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